UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 29, 2021

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

(602) 767-1426
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On March 29, 2021, The New Home Company Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), entered into an amendment (the “Tax Plan Amendment”) to that certain Tax Benefit Preservation Plan (the “Tax Plan”), dated as of May 8, 2020, between the Company and the Rights Agent.  The Tax Plan Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) under the Tax Plan by amending the definition of “Final Expiration Date” under the Tax Plan to mean “March 29, 2021.”  Accordingly, the Rights which were previously dividended to holders of record of the shares of common stock, par value $0.01 per share, of the Company related to the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred”) expired as of the close of business on March 29, 2021 upon the expiration of the Tax Plan and no person shall have any rights pursuant to the Tax Plan or the Rights.

The Board of Directors of the Company determined that it was in the best interest of the Company and its stockholders to accelerate the expiration of the Tax Plan, and not seek to renew such plan, because the Company was able to carry back its federal net operating losses realized during 2020 to offset U.S. federal income taxes paid in the past five years due to the tax law changes arising from the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

The preceding summary is qualified in its entirety by reference to the Tax Plan Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the entry into the Tax Plan Amendment is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the entry into the Tax Plan Amendment and the information set forth under Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On March 29, 2021, in connection with the matters described in Item 1.01 above, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) to eliminate all matters set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware on May 8, 2020 related to the Series A Preferred from the Company’s Certificate of Incorporation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of The New Home Company Inc., filed with the Secretary of State of the State of Delaware on March 29, 2021.
4.1	First Amendment to Tax Benefit Preservation Plan, dated as of March 29, 2021 between The New Home Company Inc. and American Stock Transfer & Trust Company, LLC
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW HOME COMPANY INC.

Date:	March 30, 2021	/s/ John M. Stephens
Name: John M. Stephens
Title: Executive Vice President and Chief Financial Officer